Exhibit 21. List of Subsidiaries of Chell Group Corporation as at February 28, 2003

Name of Subsidiary(1)                             Jurisdiction of Incorporation

Chell Merchant Capital Group, Inc............................Ontario
Logicorp Data Systems Ltd. (2) ..............................Alberta
Logicorp Service Group Ltd. (2) .............................Alberta
123557 Alberta Ltd. (2) .....................................Alberta
591360 Alberta Ltd. (2) .....................................Alberta
eTelligent Solutions Inc. (3) ...............................Alberta
NTN Interactive Network Inc...................................Canada
1113659 Ontario Ltd. ("Viewer Services) (4)..................Ontario
3484751 Canada Inc............................................Canada
Chell.com (USA) Ltd...........................................Nevada

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Notes:

      (1) Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Chell Group Corporation.

      (2)   Wholly-owned subsidiary of Chell Merchant Capital Group.

      (3)   Wholly-owned subsidiary of Logicorp Data Systems Ltd...

      (4)   Wholly-owned subsidiary of NTN Interactive Network Inc.